Exhibit 5.1

Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606 United States of America T: +1 312 782 0600 F: +1 312 701 7711 mayerbrown.com

March 10, 2023

U.S. Bancorp

800 Nicollet Mall

Minneapolis, Minnesota 55402

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We have represented U.S. Bancorp, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the offering and sale from time to time pursuant to Rule 415 of the general rules and regulations promulgated under the Act of the following securities:

(i)            senior unsecured debt securities of the Company (the “Senior Debt Securities”);

(ii)           subordinated unsecured debt securities of the Company (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”);

(iii)          shares of common stock, par value $0.01 per share, of the Company, including shares of common stock issuable upon exercise, conversion or settlement of other securities described herein (the “Common Stock”);

(iv)          shares of preferred stock, par value $1.00 per share, of the Company to be issued in one or more series, including shares of preferred stock issuable upon exercise, conversion or settlement of other securities described herein (the “Preferred Stock”);

(v)           depositary shares representing shares of Preferred Stock of a specified series (the “Depositary Shares”);

(vi)          warrants to purchase Debt Securities, shares of Common Stock, shares of Preferred Stock or Depositary Shares (the “Warrants”);

(vii)         purchase contracts to purchase Debt Securities, shares of Common Stock, shares of Preferred Stock or Depositary Shares (the “Purchase Contracts”); and

(viii)        units, representing two or more of any of the Offered Securities listed in paragraphs (i) through (vii) above in any combination, which may or may not be separable from one another (the “Units”).

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)
and Tauil & Chequer Advogados (a Brazilian partnership).

March 10, 2023

The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Purchase Contracts and the Units are referred to herein collectively as the “Offered Securities.”

Unless otherwise provided in any prospectus supplement with respect to the Debt Securities, the Depositary Shares, the Warrants, the Purchase Contracts or the Units, as the case may be:

(i)            the Senior Debt Securities will be issued under an Indenture, dated as of October 1, 1991, as amended by a First Supplemental Indenture, dated as of April 21, 2017 (as so amended, the “Senior Note Indenture”), between the Company and Citibank, N.A., as trustee (the “Senior Note Trustee”);

(ii)           the Subordinated Debt Securities will be issued under an Indenture, dated as of October 1, 1991, as amended by a First Supplemental Indenture, dated as of April 1, 1993, and a Second Supplemental Indenture, dated as of April 21, 2017 (as so amended, the “Subordinated Note Indenture” and, together with the Senior Note Indenture, the “Indentures”), between the Company and Citibank, N.A., as trustee (the “Subordinated Note Trustee” and, together with the Senior Note Trustee, the “Trustees”);

(iii)          the Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and the depositary to be named therein (the “Depositary”);

(iv)          the Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), to be entered into between the Company and the warrant agent to be named therein (the “Warrant Agent”);

(v)           the Purchase Contracts will be issued under one or more purchase agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and certain third parties to be named therein; and

(vi)          the Units will be issued under one or more unit agreements (each, a “Unit Agreement”), to be entered into between the Company and a unit agent to be named therein (the “Unit Agent”).

The Company’s board of directors has taken and will take from time to time corporate action relating to the issuance of the Offered Securities (the “Corporate Proceedings”). Certain terms of the Offered Securities may be established by certain officers of the Company who will be authorized by the Corporate Proceedings.

March 10, 2023

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions expressed herein, we have examined (i) the Registration Statement; (ii) the Restated Certificate of Incorporation of the Company, as amended; (iii) the Amended and Restated Bylaws of the Company; (iv) executed copies of the Indentures; and (v) resolutions of the Company’s board of directors relating to the offering of the Offered Securities.

In addition, we have examined such other documents, certificates and opinions and have made such further investigation as we have deemed necessary or appropriate for the purposes of the opinions expressed below. In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties other than the Company, we have assumed the due authorization, execution and delivery of all documents, and we have assumed the validity and enforceability of all documents against all parties thereto, other than the Company, in accordance with their respective terms. We have also assumed that (i) the Registration Statement has become, and remains, effective under the Act; (ii) a prospectus supplement, pricing supplement and/or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered and sold will have been duly authorized and validly executed and delivered by the parties thereto; (v) the Offered Securities will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (vi) the issue price for any shares of Common Stock or Preferred Stock, including upon any exercise of Warrants, upon conversion of any Debt Securities or Preferred Stock (with respect to the Common Stock) or upon settlement of Purchase Contracts or Units, will be at a price not less than the par value of such shares of Common Stock or Preferred Stock, as the case may be; (vii) the certificates evidencing any shares of Common Stock or Preferred Stock will have been duly executed and delivered; (viii) the Corporate Proceedings with respect to the Offered Securities and their offering and issuance will have been completed; (ix) the terms of the Offered Securities will be consistent with the description thereof contained in the Registration Statement and any applicable prospectus supplement, pricing supplement and/or term sheet; and (x) the terms of the Offered Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and such terms will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

As to matters of fact material to our opinions, we have, to the extent we deemed such reliance appropriate, relied upon certificates of officers of the Company and of public officials with respect to the Company.

March 10, 2023

Based upon and subject to the foregoing, and having regard for legal considerations that we deem relevant, we are of the opinion that:

(i)            the Company is validly existing as a corporation under the laws of the State of Delaware;

(ii)           except with respect to Common Stock issuable upon (i) the exercise of Warrants, (ii) the conversion of Debt Securities or Preferred Stock or (iii) the settlement of Purchase Contracts or Units, when the Common Stock has been issued and sold in the manner contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable;

(iii)          with respect to Common Stock issuable upon the exercise of Warrants, when such Common Stock has been issued upon exercise of such Warrants and the exercise price therefore has been paid, such Common Stock will be validly issued, fully paid and nonassessable;

(iv)          with respect to Common Stock issuable upon the conversion of Debt Securities or Preferred Stock that are by their terms convertible, when such Common Stock has been issued upon conversion of such Debt Securities or Preferred Stock, such Common Stock will be validly issued, fully paid and nonassessable;

(v)           with respect to Common Stock issuable upon the settlement of Purchase Contracts or Units, when such Common Stock has been issued upon settlement of such Purchase Contracts or Units and the purchase price therefore has been paid, such Common Stock will be validly issued, fully paid and nonassessable;

(vi)          except with respect to Preferred Stock issuable upon (i) the exercise of Warrants, (ii) the conversion of Debt Securities or (iii) the settlement of Purchase Contracts or Units, when the Preferred Stock has been issued and sold in the manner contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable;

(vii)         with respect to Preferred Stock issuable upon the exercise of Warrants, when such Preferred Stock has been issued upon exercise of such Warrants and the exercise price therefore has been paid, such Preferred Stock will be validly issued, fully paid and nonassessable;

(viii)        with respect to Preferred Stock issuable upon the conversion of Debt Securities that are by their terms convertible, when such Preferred Stock has been issued upon conversion of such Debt Securities, such Preferred Stock will be validly issued, fully paid and nonassessable;

March 10, 2023

(ix)           with respect to Preferred Stock issuable upon the settlement of Purchase Contracts or Units, when such Preferred Stock has been issued upon settlement of such Purchase Contracts or Units and the purchase price therefore has been paid, such Preferred Stock will be validly issued, fully paid and nonassessable;

(x)            with respect to any Depositary Shares, when the Deposit Agreement relating thereto has been duly executed and delivered by the Company, when the receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly executed and delivered by the Company, countersigned by the Depositary and issued against the deposit of the underlying shares of Preferred Stock in accordance with the Deposit Agreement and when payment therefor has been received, such Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in such Depositary Receipts and in the Deposit Agreement;

(xi)           with respect to any Senior Debt, when the Senior Debt Securities have been executed and delivered by the Company and authenticated by the Senior Note Trustee in accordance with the Senior Note Indenture and when payment therefor has been received by the Company, such Senior Debt Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Senior Note Indenture, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances;

(xii)          with respect to any Subordinated Debt Securities, when the Subordinated Debt Securities have been executed and delivered by the Company and authenticated by the Subordinated Note Trustee in accordance with the Subordinated Note Indenture and when payment therefor has been received by the Company, such Subordinated Debt Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Subordinated Note Indenture, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances;

March 10, 2023

(xiii)         with respect to any Warrants, when the Warrant Agreement relating thereto has been duly executed and delivered by the Company, when the Warrants have been duly executed and delivered by the Company and countersigned by the Warrant Agent in accordance with the Warrant Agreement and when payment therefor has been received by the Company, such Warrants will constitute valid and legally binding obligations of the Company, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances;

(xiv)         with respect to any Purchase Contracts, when the Purchase Contract Agreement relating thereto has been duly executed and delivered by the Company and countersigned in accordance with the Purchase Contract Agreement and when payment therefor has been received by the Company, such Purchase Contracts will constitute valid and legally binding obligations of the Company, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances; and

(xv)          with respect to any Units, when the Unit Agreement has been duly executed and delivered by the Company and countersigned by the Unit Agent in accordance with the Unit Agreement and when payment therefor has been received by the Company, such Units will constitute valid and legally binding obligations of the Company, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances.

We note that, as of the date of this opinion, a judgment for money in an action based on an Offered Security in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars, and the date used to determine the rate of conversion of foreign currencies or currency units into United States dollars would depend upon various factors, including which court renders the judgment. A state court in the State of New York rendering a judgment on such Offered Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Offered Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

March 10, 2023

We are admitted to practice law in New York and our opinions expressed herein are limited solely to the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion herein concerning the laws of any other jurisdiction.

In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus supplement, pricing supplement, term sheet or other offering material regarding the Company or the Offered Securities or their offering and sale.

This opinion speaks as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Validity of Securities” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP